AMENDMENT TO THE

          BELLSOUTH EMPLOYEE STOCK INVESTMENT PLAN

     This Amendment is made to the BellSouth Employee Stock
Investment Plan (the "Plan"), which was adopted effective
April 1, 1996.  Pursuant to Section 7.04 of the Plan, the
BellSouth Savings Plan Committee hereby amends the Plan, effective January 1, 1997, as follows:

                             1.

     Amend Section 2.01 of the Plan by replacing the definition of "Eligible Employee" with the following:

          "Eligible Employee" means any regular full- or part-time Employee who is in active status, who is not an "Eligible Employee" under the terms of the Employee Stock
Purchase Plan, and who has reached the age of majority in the state of his residence.

                             2.

     Amend Paragraph 4.01(a) of the Plan by replacing the first sentence of said Paragraph with the following:

          (a) A Participant shall elect, in accordance with procedures established by the Plan Administrator, to have deductions made from his Eligible Pay for each pay period that begins during the Contribution Period in $5 increments from $10 to $500 ($1,000 in the case of Participants on a monthly payroll system).

APPROVED this 27 day of  November, 1996.

BELLSOUTH SAVINGS PLAN COMMITTEE:



/s/ H.C. Henry, Jr.
H. C. Henry, Jr.
Executive Vice President - Corporate Relations,
Chairman